Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Consolidated Financial Statements

March 31, 2006 and 2005

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$86,877	$148,002
Accounts receivable, trade (less allowance for doubtful accounts of $4,485 and $4,150)	111,013	112,191
Accounts receivable-affiliates, net	2,555	2,106
Feature film inventory, net	97,661	101,584
Prepaid expenses and other current assets	19,773	11,500
Deferred tax asset	2,232	1,738
Total current assets	320,111	377,121

Property and equipment, net of accumulated depreciation of $29,684 and $28,377	19,194	9,256
Feature film inventory, net	362,540	355,732
Deferred carriage fees, net	152,544	157,383
Deferred financing costs, net of accumulated amortization of $5,239 and $4,433	22,257	23,063
Affiliation agreements, net of accumulated amortization of $285,870 and $274,602	311,286	322,554
Other intangible assets, net of accumulated amortization of $37,056 and $34,395	62,395	65,056
Excess costs over fair value of net assets acquired	24,961	24,961
Other assets	16,729	16,306
	$1,292,017	$1,351,432
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$15,045	$11,841
Accrued liabilities:
Interest	10,503	29,851
Employee related costs	3,637	4,929
Deferred carriage fees payable	38,630	38,569
Other accrued expenses	6,128	6,954
Accounts payable to affiliates, net	12,141	16,766
Feature film rights payable	83,132	88,176
Deferred revenue	4,865	4,620
Capital lease obligations	1,638	1,592
Bank debt	6,000	6,000
Total current liabilities	181,719	209,298

Feature film rights payable	337,605	328,609
Deferred tax liability, net	103,000	105,517
Capital lease obligations	11,248	—
Senior notes	298,274	298,207
Senior subordinated notes	496,719	496,621
Bank debt	588,000	589,500
Other liabilities	40,426	39,368
Total liabilities	2,056,991	2,067,120
Commitments and contingencies
Member’s deficiency	(764,974)	(715,688)

	$1,292,017	$1,351,432

See accompanying notes to

 consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended March 31, 2006 and 2005

(Dollars in thousands)

(unaudited)

	2006	2005

Revenues, net	$145,642	$135,053

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	45,148	35,056
Selling, general and administrative	44,206	37,019
Depreciation and amortization	15,264	15,357
	104,618	87,432

Operating income	41,024	47,621

Other income (expense):
Interest expense	(32,086)	(29,121)
Interest income	1,579	493
Miscellaneous, net	(8)	(19)
	(30,515)	(28,647)

Income before income taxes and cumulative effect of a change in accounting principle	10,509	18,974
Income tax expense	(4,191)	(7,182)
Income before cumulative effect of a change in accounting principle	6,318	11,792
Cumulative effect of a change in accounting principle, net of taxes	(121)	—
Net income	$6,197	$11,792

See accompanying notes to

 consolidated financial statements.

Rainbow National Services LLC and Subsidiaries
CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY
Three Months Ended March 31, 2006
(Dollars in thousands)
(unaudited)

Balance, December 31, 2005	$(715,688)

Capital distributions	(65,000)
Capital contributions	9,517
Net income	6,197

Balance, March 31, 2006	$(764,974)

See accompanying notes to
consolidated financial statements.

Rainbow National Services LLC and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2006 and 2005
(Dollars in thousands)
(unaudited)

	2006	2005
Cash flows from operating activities:
Net income	$6,197	$11,792
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	15,264	15,357
CSC share-based compensation expense allocations	2,608	65
Cumulative effect of a change in accounting principle, net of taxes	121	—
Amortization of feature film inventory	28,333	22,305
Amortization of deferred carriage fees	4,858	3,657
Amortization of deferred financing costs and discounts on indebtedness	971	971
Deferred income taxes.	(3,011)	(2,207)
Changes in assets and liabilities:
Trade accounts receivable, net	1,178	1,218
Accounts receivable-affiliates, net	(449)	305
Prepaid expenses and other assets	(8,696)	4,858
Feature film inventory	(31,218)	(8,031)
Deferred carriage fees	(19)	89
Accounts payable and accrued expenses	(17,593)	(30,512)
Accounts payable-affiliates, net	2,135	3,211
Feature film rights payable	3,952	(17,631)
Other long-term liabilities	1,353	685
Net cash provided by operating activities	5,984	6,132

Cash flows from investing activities:
Capital expenditures	(152)	(36)
Net cash used in investing activities	(152)	(36)

Cash flows from financing activities:
Capital distributions	(65,000)	—
Repayment of bank debt	(1,500)	—
Principal payments on capital lease obligations	(457)	(413)
Net cash used in financing activities	(66,957)	(413)

Net (decrease) increase in cash and cash equivalents	(61,125)	5,683

Cash and cash equivalents at beginning of period	148,002	75,397

Cash and cash equivalents at end of period	$86,877	$81,080

See accompanying notes to
consolidated financial statements.

Rainbow National Services LLC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)
(unaudited)

NOTE 1.                BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”). Rainbow Programming Holdings LLC, a wholly owned indirect subsidiary of Cablevision, owns 100% of the membership interests in the Company. The Company is a holding company with no independent operations. Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE: Women’s Entertainment (“WE”) and The Independent Film Channel (“IFC”). The Company’s consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations. The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.                BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934. Accordingly, these financial statements do not include all the information and notes required for complete financial statements.

The financial statements as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 presented herein are unaudited; however, in the opinion of management, such statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2006.

The interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2005.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Advertising revenue is recognized when commercials are aired in accordance with the broadcast year which ends on the last Sunday on or prior to the last day of each quarter. The three months ended March 31, 2006 and 2005 each include 13 weeks and the 2005 year included 52 weeks. In 2006, the broadcast year will include 53 weeks and the fourth quarter of 2006 will include 14 weeks.

Comprehensive income for the three months ended March 31, 2006 and 2005 equals net income for the same periods.

NOTE 3.                CASH FLOWS

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During the three months ended March 31, 2006 and 2005, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Three Months Ended March 31,
	2006	2005
Non-Cash Investing and Financing Activities:
Deemed distribution to affiliates due to forgiveness of net amounts due to the Company	$—	$(155,567)
Deemed contributions, net from affiliate related to income taxes	6,716	8,988
Capital lease obligations	11,751	180
Recontribution and conversion of redeemable preferred membership interests	—	350,000

Supplemental Data:
Cash interest paid	50,463	50,148
Income taxes paid, net	1,120	449

In March 2005, $155,567 of amounts due from Rainbow Media Holdings LLC were converted to equity and recorded as a deemed capital distribution.

In August 2004, American Movie Classics Company LLC (“AMC LLC”) issued 3.5 million shares of redeemable preferred membership interests with an aggregate liquidation preference of $350,000 to Rainbow Media Holdings LLC, which was recorded as a deemed capital distribution. In March 2005, the redeemable preferred membership interests were recontributed to a wholly-owned subsidiary of the Company and converted back to common membership interests in AMC LLC. The impact of the contribution was to reduce debt by $350,000 and decrease member’s deficiency by the same amount in 2005.

NOTE 4.                RECENTLY ADOPTED ACCOUNTING STANDARDS

Cablevision adopted Financial Accounting Standards Board (“FASB”) Statement No. 123R, Share-Based Payment, on January 1, 2006 using the modified prospective method.  The modified prospective method requires that share-based compensation expense be recorded for the unvested portion of restricted share awards and stock option awards outstanding at December 31, 2005 over the remaining service periods related to such awards, after adjustment for estimated forfeitures, and the consolidated financial statements for the prior periods are not restated to reflect, and do not include, the impact of Statement No. 123R. Cablevision will continue using the Black-Scholes valuation model in determining the fair value of share-based payments. In accordance with the pro forma disclosure requirements of Statement No. 123,

Cablevision recognized the majority of the share-based compensation costs using the accelerated attribution method. Subsequent to January 1, 2006, Cablevision will continue to recognize the compensation expense for previously granted share-based awards under the accelerated attribution method and will recognize the compensation expense for new share-based awards on a straight-line basis over the requisite service period. In connection with Cablevision’s adoption of Statement No. 123R, the Company recorded an expense of $121 as a cumulative change in accounting principle, net of taxes of $72, in the Company’s consolidated statement of income for the three months ended March 31, 2006. Share-based compensation allocated to the Company by Cablevision for the three months ended March 31, 2006 and 2005 was $2,608 and $65, respectively, and has been recorded as a component of selling, general and administrative expense and as a capital contribution.

In June 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. Statement No. 154 requires that a change in method of calculating depreciation, amortization, or depletion for long-lived, non financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle. Statement No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

NOTE 5.                INCOME TAXES

The Company is a single-member limited liability company, wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation. RME is a wholly-owned indirect subsidiary of Cablevision. As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal income tax purposes. Accordingly, based upon the provisions of FASB Statement No. 109, Accounting for Income Taxes, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the three months ended March 31, 2006 and 2005 of $4,191 and $7,182, respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state taxes and non-deductible expenses.

Since there is no tax sharing agreement in place between the Company and Cablevision, current tax liabilities that the Company did not pay directly have been reflected as deemed contributions to the Company’s capital. Such contributions amounted to $6,716 and $8,988 for the three months ended March 31, 2006 and 2005, respectively.

NOTE 6.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at March 31, 2006 and December 31, 2005:

	March 31, 2006	December 31, 2005	Estimated Useful Lives

Gross carrying amount of amortizable intangible assets
Affiliation agreements	$597,156	$597,156	10 years
Advertiser relationships	90,738	90,738	7 to 10 years
Other intangibles	8,713	8,713	10 years
	696,607	696,607

Accumulated amortization
Affiliation agreements	285,870	274,602
Advertiser relationships	29,133	26,670
Other intangibles	7,923	7,725
	322,926	308,997

Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired	24,961	24,961

Total intangible assets, net	$398,642	$412,571

Aggregate amortization expense
Three months ended March 31, 2006 and year ended December 31, 2005	$13,929	$55,718

Estimated amortization expense
Year ending December 31, 2006	$55,716
Year ending December 31, 2007	54,396
Year ending December 31, 2008	53,796
Year ending December 31, 2009	52,487
Year ending December 31, 2010	51,531

NOTE 7.                LEASES

The Company leases equipment (primarily satellite equipment) under capital leases, which expire in 2006 and 2019. At March 31, 2006 and December 31, 2005, the gross amount of equipment and related accumulated depreciation recorded under these leases were as follows:

	March 31, 2006	December 31, 2005

Origination equipment	$21,868	$10,117
Less accumulated depreciation	(9,399)	(9,063)
	$12,469	$1,054

Future minimum capital lease payments as of March 31, 2006 are as follows:

2006	$2,284

2007	1,536
2008	1,536
2009	1,536
2010	1,536
Thereafter	13,184
Total minimum lease payments	21,612
Less amount representing interest (at 9.3%-10%)	8,726
Present value of net minimum capital lease payments	12,886
Less current installments	1,638
Obligations under capital leases, excluding current installments	$11,248

NOTE 8.                SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE) and IFC. These reportable segments are strategic business units that are managed separately. The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, stock plan income or expense and restructuring charges or credits), a non-GAAP measure. The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure. Information as to the operations of the Company’s business segments is set forth below.

	Three Months Ended March 31,
	2006	2005
Revenues, net

AMC Networks	$122,320	$115,248
IFC	23,322	19,805
Total	$145,642	$135,053

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended March 31,
	2006	2005
Adjusted operating cash flow

AMC Networks	$50,850	$57,162
IFC	8,046	5,885
RNS Parent	—	(4)
Total	$58,896	$63,043

	Three Months Ended March 31,
	2006	2005
Depreciation and amortization

AMC Networks	$13,961	$13,944

IFC	1,303	1,413
Total	$15,264	$15,357

	Three Months Ended March 31,
	2006	2005
Share-based compensation expense (benefit)

AMC Networks	$2,121	$957
IFC	487	(892)
Total	$2,608	$65

	Three Months Ended March 31,
	2006	2005
Operating income (loss)

AMC Networks	$34,768	$42,261
IFC	6,256	5,364
RNS Parent	—	(4)
Total	$41,024	$47,621

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three Months Ended March 31,
	2006	2005
Operating income before income taxes

Total operating income for reportable segments	$41,024	$47,621
Items excluded from operating income:
Interest expense	(32,086)	(29,121)
Interest income	1,579	493
Miscellaneous, net	(8)	(19)
Income before income taxes	$10,509	$18,974

	March 31,	December 31,
	2006	2005
Assets
AMC Networks	$1,314,541	$1,262,662
IFC	219,159	215,527
RNS Parent	162,010	214,234
Deferred tax asset	2,232	1,738
Intersegment eliminations	(405,925)	(342,729)
	$1,292,017	$1,351,432

	Three Months Ended March 31,
	2006	2005
Capital expenditures

AMC Networks	$64	$15
IFC	88	21
Total	$152	$36

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables. Cash is invested in bank time deposits offered by financial institutions that have received the highest rating awarded by Standard & Poor’s and Moody’s Investors Service. The Company had three customers that in the aggregate accounted for approximately 37% and 35% of the Company’s consolidated net trade receivable balances at March 31, 2006 and December 31, 2005, respectively, which exposes the Company to a concentration of credit risk. These customers accounted for approximately 39% and 41% of the Company’s net revenues for the three months ended March 31, 2006 and 2005, respectively.

NOTE 9.                LEGAL MATTERS

The Company is subject to various claims in the ordinary course of business. Although the outcome of these matters cannot be predicted with certainty and the impact of the final resolution of these matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position or liquidity of the Company.

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of respective members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in their respective catalogs. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court. The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.

Accounting Related Investigations

The improper expense recognition matter previously reported by Cablevision has been the subject of investigations by the Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York. The Securities and Exchange Commission is continuing to investigate the improper expense recognition matter and Cablevision’s timing of recognition of launch support, marketing and other payments under affiliation agreements.

NOTE 10.                                        DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s debt instruments are summarized as follows:

	March 31, 2006
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$594,000	$594,000
Senior notes	298,274	319,153
Senior subordinated notes	496,719	556,325
	$1,388,993	$1,469,478

	December 31, 2005
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$595,500	$595,500
Senior notes	298,207	316,845
Senior subordinated notes	496,621	553,732
	$1,390,328	$1,466,077

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.